Exhibit 3.1

Entity #C8037-1986
Document Number: 20050301759-62
Date Filed: 8/4/2005 10:46:56AM
In the Office of Dean Heller, Secretary of State

[Logo State of Nevada]

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(777) 684 5708

Website: secretaryofstate.biz

Certificate of Change Pursuant

to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Man Sang Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and no approval of the stockholders is required pursuant to NRS 78.207.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

(i)	Common Stock:	25,000,000 shares authorized, $0.001 par value.

(ii)	Preferred Stock:	200,000 shares authorized, $0.001 par value of which:

100,000 shares have been designated as Series A Preferred Stock; and

100,000 shares have been designated as Series B Preferred Stock.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

(i)	Common Stock:	31,250,000 shares authorized, $0.001 par value.

(ii)	Preferred Stock:	200,000 shares authorized, $0.001 par value of which:

100,000 shares have been designated as Series A Preferred Stock; and

100,000 shares have been designated as Series B Preferred Stock.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Five (5) shares of common stock to be issued after the change in exchange for every four (4) shares of common stock before the exchange.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued pursuant to the change, In lieu of fractional shares, each fractional share otherwise issuable shall be rounded up to the nearest whole share.

7. Effective date of filing (optional): August 5, 2005

8. Officer Signature:
MAN SANG HOLDINGS, INC.

By: /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky,
Chairman of the Board, President,